EXHIBIT 10.1

Conditional Option for Shares of Preferred Class A Stock

This Conditional Option for Shares of the Company’s Preferred Class A Stock is hereby granted by ShiftPixy, Inc., a Wyoming corporation (the “Company” or “ShiftPixy”), to Scott W. Absher (“Mr. Absher” or “Grantee”) on this ___ day of August 2023, and the same will become effective 20 days following the mailing of a definitive 14C Information Statement to the Company’s shareholders regarding the action to approve this grant.

Recitals

Whereas to enable the Company to complete a necessary reverse stock split that became effective on Nasdaq on September 1, 2022, which action ultimately enabled the Company to receive from Nasdaq a (a) notice of the Company’s compliance with Nasdaq’s minimum bid price continued listing requirement, and (b) notice of the Company’s compliance with Nasdaq’s minimum market value of listed securities continued listing requirement, as well as secure necessary financing, Mr. Absher completed a donation of 20,000,000 of his shares of the Company’s common stock, par value $0.0001 (“Common Stock”) to charities—8,000,000 to 2 charities on 8/26/2022, and 12 million to 3 charities on 8/31/2022;

Whereas Mr. Absher’s donation effectively amounted to a contribution of 38.96% of the market capitalization of the Company at the time of the donation, considering 51,334,873 shares issued and outstanding prior to the reverse stock split; and

Whereas, in view of the above, and the Company’s current market capitalization as well as other matters regarding the Company and its needs, the market, and other applicable considerations, the Company has elected to grant to Mr. Absher an option exercisable for 4,744,234 shares of the Company’s Preferred Class A Stock (the “Option), representing approximately 38.96% of the Company’s 12,177,191 issued and outstanding shares of Common Stock, subject to the terms and conditions as detailed hereinbelow.

Terms and Conditions

Now, therefore, in consideration of the above recitals and other good and valuable consideration the receipt of which is hereby acknowledged as acceptable by the parties hereto, the parties agree as follows:

1. Grant of Option. The Company does hereby grant to Mr. Absher the Option. The Option and the shares of Preferred Class A Stock shall (a) not be affected by any reverse stock splits of the shares of the Company’s Common Stock that occur following the date hereof, and (b) be proportionately adjusted for any forward stock splits of the shares of the Company’s Common Stock that occur following the date hereof.

2. Conditions of Exercise. The Option is exercisable (a) only within twelve (12) months following the next succeeding reverse stock split, if any, of the Company’s shares of Common Stock, (b) only one time, (c) by submission of the attached Notice of Exercise and tender to the Company by the Grantee of the par value per share applicable to each of the shares of the Company’s Preferred Class A Stock for which the Option has been exercised, and (d) only if Grantee donates more than five percent (5%) and up to ten percent (10%) of Grantee’s current shares prior to the next succeeding reverse stock split, if any, of the Company’s shares of Common Stock.

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3. Representations, Warranties and Covenants. Mr. Absher agrees that by accepting the Option and any shares upon any exercise of the Option hereunder, and any shares upon conversion thereafter (collectively, the “Option Shares”), and as a material inducement to the Company's issuance thereof, he, as Grantee, will be deemed to have reconfirmed the following warranties, representations and/or covenants to the Company, and will, if requested by the Company, execute a certificate at the time of issuance to such effect:

(a) The Grantee understands that the Option and any Option Shares that may be acquired hereunder will be issued to the Grantee in reliance upon, among other things, the Grantee's understanding that the Option and the Option Shares will not have been registered under the Securities Act of 1933, as amended (the “Act”), and are being issued under an exemption from registration provided by Section 4(2) of the Act.

(b) The Option and any Option Shares that may be acquired hereunder are being acquired by the Grantee solely for the Grantee's own account, for investment purposes only, and will not be purchased with a view to, or in connection with, any resale, distribution, subdivision or fractionalization thereof. The Grantee has no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any part of the Option or the Option Shares or which would guarantee the Grantee any profit or against any loss with respect to such Option or Option Shares. The Grantee has no plans to enter into any such agreement or arrangements, and, consequently, understands that the Grantee must bear the economic risk of the investment for an indefinite period of time because the Option Shares cannot be resold or otherwise transferred unless they are subsequently registered under the Act or an exemption from such registration is available.

(c) The Grantee understands that no federal or state agency has passed on or made any recommendation or endorsement of the Option or Option Shares.

(d) The Grantee understands that the acquisition and disposition of the Option granted hereunder may have tax consequences under applicable law, and Grantee accordingly agrees to take action in connection with the Option after consulting with Grantee’s tax advisor or knowingly waiving such consultation.

(e) The Grantee has such knowledge and experience in financial and business affairs that the Grantee is capable of evaluating the merits and risks involved in acquiring the Option or the Option Shares and of making an informed business decision. The Grantee has had access to such information relating to the Company and has had sufficient opportunity to ask such questions relating to the Company, and consulted with such independent advisors, as the Grantee has deemed necessary in making the Grantee's investment decision. The Grantee is able to bear the economic risk involved in acquiring the Option Shares, to hold the Option Shares for an indefinite period of time and to afford a complete loss of the Grantee's investment therein.

(f) The Grantee acknowledges that each certificate or book entry representing Option Shares which the Grantee may acquire hereunder, if the same have not theretofore been registered under the Act, shall bear substantially the following legend:

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“The shares evidenced by this certificate have been acquired for investment and have not been registered tinder the Securities Act of 1933, as amended (the “Act”), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until registered under the Act, or, unless, in the opinion of counsel to the Grantor and Grantee, such offer, sale, transfer, pledge or hypothecation is exempt from registration or is otherwise in compliance with the Act.”

4. Voting Limitation. The intention of this grant is to provide to the Grantee certain rights and benefits lost by Grantee as a consequence of Grantee’s actions to benefit the Company at Grantee’s expense in connection with the Company’s August 2022 reverse stock split. There is no intention to otherwise impair the voting rights of existing shareholders. Accordingly, Grantee agrees that, notwithstanding Grantee’s voting rights and the maximum percentage vote afforded to Grantee as a consequence of Grantee’s exercise of the Option, Grantee’s maximum percentage vote upon the exercise of the Option, following the next succeeding reverse stock split, shall in no event exceed the maximum percentage vote that Grantee enjoyed relative to all other shareholders immediately prior to the award of this Option, which is clarified to be 70.69%; any unused balance of Grantee’s voting rights, in the case of any vote following exercise of the Option, will be deemed as having been voted in proportion to the vote of the voting shares. This limitation shall not apply to limit rights secured, received or obtained by the Grantee as a consequence of any transactions effected subsequent to the grant of this Option.

5. Entire Agreement. This Instrument (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Instrument may not be changed, modified, altered or amended, except by a writing signed by all parties hereto.

6. Counterparts. This Instrument may be executed in one or more counterparts, each bearing the signature(s) of one or more parties. Each counterpart shall be considered an original and all of the counterparts shall constitute a single agreement binding all the parties as if all had signed a single document. For purposes of executing this Agreement, a document signed and transmitted by electronic means (such as in PDF format via e-mail or via facsimile machine) is to be treated as an original document. The signature of any party thereon, whether manually or digitally affixed, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.

7. Successors and Assigns. This Instrument will be binding upon and inure to the benefit of each of the parties and their respective heirs, executors, administrators, successors and assigns.

8. Governing Law and Jurisdiction. This Instrument has been made, accepted and executed in the State of Florida. THIS INSTRUMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, EXCEPT THAT THE LAWS OF WYOMING, IF DIFFERENT, SHALL GOVERN THE ISSUANCE OF THE COMPANY’S SECURITIES. The parties hereto consent to the exclusive jurisdiction of any state or federal court in Florida.

9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE PARTIES ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

(signatures on succeeding page)

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IN WITNESS WHEREOF the parties hereto have executed this Instrument as of the date indicated hereinabove.

ShiftPixy, Inc.		Scott W. Absher
By:		By:
Name:	Douglas Beck
Title:	CFO and Treasurer

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Notice of Exercise

Pursuant to the terms and conditions of the Conditional Option for Shares of Preferred Class A Stock (the “Option Instrument”), as executed by and between ShiftPixy, Inc. (the “Company”), and Scott W. Absher on the ___ day of August, 2023, the undersigned does hereby exercise his Option to acquire _____________________ shares of ShiftPixy, Inc.’s Preferred Class A Stock and accordingly tenders to the Company herewith the sum of $________________, representing payment of the par value per share of $0.0001 applicable to the shares so acquired hereunder, and he further reconfirms the warranties, representations and/or covenants to the Company as set forth in Section 3 of the Option Instrument.

Scott W. Absher

Date:__________________________________________________________

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